Exhibit 10.1

EXECUTION VERSION

AMENDMENT No. 2, dated as of September 12, 2014 (this “Amendment”), to the Amended and Restated Credit Agreement dated as of May 3, 2011 (as amended by Amendment No. 1, dated February 20, 2013), among IASIS HEALTHCARE LLC (the “Borrower”), IASIS HEALTHCARE CORPORATION (“Holdings”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (each a “Lender” and, collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), Collateral Agent, L/C Issuer and Swing Line Lender (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement to permit additional time to reinvest the proceeds from certain asset sales on the terms set forth herein;

WHEREAS, Section 10.01 of the Credit Agreement provides that the Borrower and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes;

WHEREAS, the Borrower, the Administrative Agent and the Required Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments. Subject to the occurrence of the Amendment No. 2 Effective Date:

(a)     The definition of “Committed Loan Notice” in Section 1.01 of the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of LIBOR Loans, pursuant to Section 2.02(a), which~~, if in writing,~~ shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

(b)     The definition of “Responsible Officer in Section 1.01 of the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief accounting officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

(c)     The definition of “Swing Line Loan Notice” in Section 1.01 of the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which~~, if in writing,~~ shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

(d)     Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of September 12, 2014.

“Amendment No. 2 Effective Date” means September 12, 2014, the date of effectiveness of Amendment No. 2.

“Specified Proceeds” means the (x) $250,731,000 aggregate Net Cash Proceeds realized or received by the Borrower on September 26, 2013 with respect to the Disposition of certain assets previously identified to the Administrative Agent prior to the Amendment No. 2 Effective Date and (y) $121,701,000 aggregate Net Cash Proceeds realized or received by the Borrower on September 30, 2013 with respect to the Disposition of certain assets previously identified to the Administrative Agent prior to the Amendment No. 2 Effective Date.

(e)     Section 2.02(a) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

Each Term Borrowing, each Revolving Credit Borrowing (other than Swing Line Borrowings with respect to which this Section 2.02 shall not apply), each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continua-

tion of LIBOR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by ~~telephone. Each such notice~~(A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of LIBOR Loans or any conversion of Base Rate Loans to LIBOR Loans and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans; provided, that such notice shall be delivered (x) not later than 12:00 noon one Business Day prior to the Closing Date in the case of the initial Credit Extensions to be made on the Closing Date and (y) not later than 12:00 noon one Business Day prior to the Amendment No. 1 Effective Date in the case of the Credit Extensions to be made on the Amendment No. 1 Effective Date. ~~Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.~~ Except on the Amendment No. 1 Effective Date, each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice ~~(whether telephonic or written)~~ shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans of a specified Class or Revolving Credit Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class of Loans to be borrowed, converted or continued, as the case may be, and the principal amount of Loans to be borrowed, converted or continued, and (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans (unless the Loan being continued is a LIBOR Loan, in which case it shall be continued as a LIBOR Loan with an Interest Period of one month). Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(f)     Section 2.04(b) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent,

which may be given by ~~telephone. Each such notice~~(A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. ~~Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.~~ Promptly after receipt by the Swing Line Lender of any ~~telephonic~~ Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(g)     Section 2.05(a)(i)(1) is hereby amended by adding “be in a form reasonably acceptable to the Administrative Agent and” following the words “such notice must”.

(h)     Section 2.05(b)(ii)(B)(y) is hereby amended by adding the following proviso to such section:

“; provided that, in respect of the Specified Proceeds, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within twenty-four (24) months following receipt of such Specified Proceeds”

(i)     The parenthetical in Section 10.02(c) is hereby amended by adding “notices, “ following the words “including telephonic”.

(j)     Section 10.02(d) is hereby amended by adding “or notices through the Platform, any other electronic platform or electronic messaging service, or” prior to the words “through the Internet.”

(k)     A new Section 10.21 is added as follows:

Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions con-

templated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 2.     Representations and Warranties, No Default. The Borrower hereby represents and warrants that as of the Amendment No. 2 Effective Date (as defined below), after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) all representations and warranties made by the Borrower contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or on such earlier date, as the case may be (after giving effect to such qualification).

Section 3.     Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment No. 2 Effective Date”) that the following conditions have been satisfied:

(i)     Consents. The Administrative Agent shall have received executed signature pages hereto from Lenders constituting the Required Lenders and the Borrower;

(ii)    Fees. (a) The Administrative Agent shall have received the fees in the amounts previously agreed in writing by the Administrative Agent to be received on the Amendment No. 2 Effective Date, and all reasonable and documented expenses required to be paid or reimbursed under Section 10.04 of the Credit Agreement for which invoices have been presented a reasonable period of time prior to the Amendment No. 2 Effective Date and (b) the Borrower shall have paid or caused to be paid for the account of each Lender executing this Amendment on or prior to 5:00 p.m. Eastern Time on September 9, 2014 (or as otherwise agreed), a nonrefundable fee equal to 0.10% of the aggregate principal amount of the Term Loans and Revolving Credit Commitments of such Lender; and

(iii)     Officer’s Certificate. The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower dated the Amendment No. 2 Effective

Date certifying that (a) all representations and warranties made by the Borrower contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment No. 2 Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 2 Effective Date or on such earlier date, as the case may be (after giving effect to such qualification) and (b) no Default, shall have occurred and be continuing.

Section 4.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.     Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6.     Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and the Borrower reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Security Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement, including without limitation for purposes of Sections 10.15 and 10.16 thereof, and from and after the Amendment No. 2 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. The Borrower hereby consents to this Amendment and confirms that all of its obligations under the Loan Documents to which the Borrower is a party shall continue to apply to the Credit Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

IASIS HEALTHCARE LLC

By:	/s/ John M. Doyle
Name: John M. Doyle
Title: Chief Financial Officer

IASIS HEALTHCARE CORPORATION

By:	/s/ John M. Doyle
Name: John M. Doyle
Title: Chief Financial Officer

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Kevin L. Ahart
Name: Kevin L. Ahart
Title: Vice President

[Signature Page to Amendment No. 2]

[EXECUTED SIGNATURE PAGES OF REQUIRED LENDERS AND REVOLVING LENDERS ON FILE WITH THE ADMINISTRATIVE AGENT]

[Signature Page to Amendment No. 2]